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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Plexus Corp. for the offering of unsecured debt securities and/or common stock and to the incorporation of reference therein of our report dated August 14, 1998 with respect to the financial statements of SeaMED Corporation incorporated by reference from the Annual Report on Form 10-K of Plexus Corp. for the year ended September 30, 1999, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP

Seattle, Washington
August 31, 2000
                                            /s/Ernst & Young LLP